CEO DEFERRAL ELECTION FORM FOR RESTRICTED STOCK

_Stephen B. Morris	— —

Print Name	Social Security Number

Residence Address

Please complete and return the form to:

[Attn: ]
Arbitron, Inc.
142 West 57th Street
New York, NY 10019-3300

ELECTION TO DEFER

My election relates to each separate 12,125 common stock share tranche awarded to me under the Arbitron Inc. 1999 Stock Incentive Plan (the “Plan”) as restricted stock pursuant to the Restricted Stock Agreement (the “Agreement”) between Arbitron Inc. (the “Corporation”) and me, effective March 1, 2006, that is scheduled to vest on each of December 31, 2007, December 31, 2008 and December 31, 2009 (the “Restricted Stock”). The Restricted Stock I elect to defer, upon vesting, will be converted into deferred stock units, and any such deferred stock units will be documented pursuant to a Deferred Stock Unit Agreement between the Corporation and me (the “Agreement”). This election does not relate to the 12,125 shares of restricted stock awarded to me pursuant to the Agreement that are scheduled to vest on December 31, 2006.

Amount and Timing of Deferral

X	N/A. I will not defer payment of my Restricted Stock; OR
I elect to defer payment of 50% of my Restricted Stock (rounded down to the next whole share), as such shares become vested, so as to convert the vesting shares so deferred into “Deferred Stock Units.” I also elect to have any such Deferred Stock Units paid to me on the first day of the seventh
(7th) month following my termination of employment for any reason other than death, at which point payment shall be made to me as a lump sum in common stock of the Corporation (“Stock”). I understand that my deferral election will become irrevocable after March 31, 2006. I also understand the following: (i) that my Restricted Stock award shall be reduced by the number of shares converted to
Deferred Stock Units if and when Deferred Stock Units are credited to me under the first sentence of
Section 1 of the Agreement, and (ii) that in the event of my termination of employment due to death, the full amount of my Deferred Stock Unit account will be paid to my designated beneficiary(ies) as provided on the attached beneficiary designation form, as may be updated by me from time to time.

Important: Any election to defer my Restricted Stock must be on file with the Corporation no later than the close of business on March 31, 2006.

SIGNATURE & ACKNOWLEDGEMENT

I hereby make the elections designated in this form. I also acknowledge and agree to the following:

•	I understand that my deferral election is irrevocable as of March 31, 2006.

•	I understand that amounts I choose to defer are subject to the claims of the creditors of the Corporation in the event of bankruptcy or insolvency.

•	While deferred, my account shall be treated as invested in the Corporation’s Stock adjusted to reflect increases and decreases in the Corporation’s Stock, and credited with dividend equivalents on the phantom shares credited to the account.

•	FICA taxes shall be withheld from the other compensation due to me to reflect the amount of FICA taxes due on the amounts I have elected to defer.

Signature: /s/ Stephen B. Morris Date: March 31, 2006

Corporation Use:
Rec’d: 3/31/06
By: /s/ Kathleen T. Ross